AUTHENTIDATE HOLDING CORP.
2165 Technology Drive
Schenectady, New York 12308

PROXY STATEMENT
Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant
Filed by a party other than the registrant

Check the appropriate box:

Preliminary Proxy Statement
Definitive Proxy Statement
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Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
AUTHENTIDATE HOLDING CORP.

(Name of the Corporation as Specified in Charter)
Victor J. DiGioia, Secretary

(Name of Person(s) Filing Proxy Statement)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of filing.
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AUTHENTIDATE HOLDING CORP.
2165 Technology Drive
Schenectady, NY 12308

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on January 20, 2005

To the Stockholders of

AUTHENTIDATE HOLDING CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. will be held at the Desmond Hotel, 660 Albany Shaker Road, Albany, New York, on January 20, 2005 at 10:00 a.m., New York time. The Annual Meeting of Stockholders is being held for the purpose of:

1.	Electing eight (8) Directors to Authentidate’s Board of Directors; and

2.	Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

The close of business on December 13, 2004 has been fixed as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Stockholders.

By Order of the Board of Directors,

Victor J. DiGioia, Secretary

Dated: December 17, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

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AUTHENTIDATE HOLDING CORP.
2165 Technology Drive
Schenectady, NY 12308

PROXY STATEMENT
for
Annual Meeting of Stockholders
To Be Held on January 20, 2005

This Proxy Statement and the accompanying form of proxy have been mailed on or about December 17, 2004 to the Stockholders of record of shares of common stock as of December 13, 2004, of AUTHENTIDATE HOLDING CORP., a Delaware corporation in connection with the solicitation of proxies by the Board of Directors of Authentidate for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. at the Desmond Hotel, 660 Albany Shaker Road, Albany, New York, on Thursday, January 20, 2005 and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On December 13, 2004 (the “Record Date”), there were issued and outstanding 33,826,621 shares of common stock and 28,000 shares of Series B Preferred Stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Each share of common stock is entitled to one vote on each matter submitted to Stockholders. Shares of Authentidate’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the election of the eight (8) persons nominated by the Board of Directors; and

2.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Quorum and voting.

A majority of our outstanding shares of common stock as of the Record Date must be present at the meeting in person or by proxy in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares.

Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Election of Directors is by plurality vote, with the eight nominees receiving the highest vote totals to be elected as Directors of Authentidate. Accordingly, abstentions and broker non-votes will not affect the outcome of the Election of Directors. Broker non-votes and abstentions will be counted towards the determination of a quorum which, according to Authentidate’s Bylaws, will be the presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock entitled to vote.

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In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Stockholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct.

In the event that you return a properly signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1) and in the discretion of the proxy holders as to any other matters that may properly come before the meeting.

Revocation of proxies.

Any proxy may be revoked at any time before it is voted. A stockholder may revoke a proxy by notifying the Secretary of Authentidate either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of Authentidate. Stockholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

Solicitation of proxies.

Authentidate will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of Authentidate’s common stock held of record by such persons, and Authentidate may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Annual Report

The Annual Report to Stockholders for the fiscal year ended June 30, 2004, including financial statements, accompanies this Proxy Statement. The principal executive offices of Authentidate are located at 2165 Technology Road, Schenectady, New York 12308. Authentidate’s telephone number is (518) 346-7799.

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Recommendation of the Board of Directors

Authentidate’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No. 1).

Independent Public Accountants

The Audit Committee of the Board of Directors of Authentidate has appointed PricewaterhouseCoopers LLP, Certified Public Accountants, as its independent accountants for the current fiscal year. The audit services provided by PricewaterhouseCoopers LLP consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.

Principal Accountant Fees and Services

The following table presents the total fees billed for professional audit and non-audit services rendered by our independent auditors for the audit of our annual financial statements for the years ended June 30, 2004 and June 30, 2003, and fees billed for other services rendered by our independent auditors during those periods.

	Fiscal Year Ended June 30, 2004		Fiscal Year Ended June 30, 2003
Audit Fees (1)	$ 288,000	$	$ 207,000

Audit-Related Fees (2)	0		14,000

Tax Fees (3)	35,000		51,000

All Other Fees (4)	0		0

Total	$ 323,000		$ 272,000

_______________
(1) Audit services consist of audit work performed in the preparation of financial statements for the fiscal year and for the review of financial statements included in Quarterly Reports on Form 10-Q during the fiscal year, as well as work that generally only the independent auditor can reasonably be expected to provide, including consents for registration statement filings, responding to SEC comment letters on annual and quarterly filings and rendering comfort letter on private placement.

(2) Audit-related services consist of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, agreed upon procedures report and accounting and regulatory consultations.

(3) Tax services consist of all services performed by the independent auditor’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

(4) Other services consist of those service not captured in the other categories.

Our Audit Committee has determined that the services provided by our independent auditors and the fees paid to them for such services has not compromised the independence of our independent auditors.

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Policy on Audit-Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services described above to the Audit Committee for approval. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The four categories of services provided by the independent auditor are as defined in the footnotes to the fee table set forth above.

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VOTING SECURITIES AND SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities entitled to vote at the meeting are Authentidate’s common stock. Each share of common stock entitles its holder to one vote on each matter submitted to Stockholders. As of the Record Date, there were 33,826,621 shares of common stock issued and outstanding. The following table sets forth certain information as of the Record Date, with respect to (i) each director and each executive officer, (ii) and all directors and executive officers as a group, and (iii) persons (including any “group” as that term is used in Section l3(d)(3) of the Securities Exchange Act of l934), known by Authentidate to be the beneficial owner of more than five percent of its common stock. Shares of common stock subject to options exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

Type of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (‡)	Percentage of Class (#)

Common	Surendra Pai c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	112,500(1)	*

Common	John T. Botti c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	1,903,414 (2)	5.4%

Common	Dennis Bunt c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	164,399 (3)	*

Common	J. Edward Sheridan c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	60,000 (4)	*

Common	Charles Johnston c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	244,724 (5)	*

Common	J. David Luce c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	969,725 (6)	2.9%

Common	F. Ross Johnson c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	47,500 (7)	*

Common	John J. Waters c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	123,875 (8)	*

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Common	Peter R. Smith c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	131,250 (9)	*

Common	Thomas Franceski c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	214,709 (10)	*

Common	Jan C. Wendenburg c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	193,390(11)	*

Common	Jeffrey Frankel c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	65,000(12)	*

Directors/Executive Officers as a group (1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)		4,230,486	11.5%

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(‡) Unless otherwise indicated below, each director, officer and 5% stockholder has sole voting and sole investment power with respect to all shares that he beneficially owns.

(1) Includes vested options to purchase 112,500 shares of common stock and excludes unvested options to purchase 287,500 shares of common stock.

(2) Includes vested options to purchase 1,584,668 shares of common stock and excludes unvested options to purchase 200,000 shares of common stock.

(3) Includes vested options to purchase163,516 shares of common stock and excludes unvested options to purchase 93,333 shares of common stock.

(4) Includes vested options to purchase 50,000 shares of common stock.

(5) Includes vested options to purchase 50,000 shares of Common Stock and the following securities held by J&C Resources, LLC: warrants to purchase 38,462 shares of common stock and 97,692 shares of common stock. Excludes 26,631 shares of common stock owned by CCJ Trust and 20,000 shares of common stock owned by FILIT Trust.

(6) Includes vested options to purchase 37,500 shares of common stock. Includes warrants to purchase 104,471 shares of common stock and 827,754 shares of common stock owned by Duke 83, LLC.

(7) Includes vested options to purchase 42,500 shares of common stock.

(8) Includes vested options to purchase 121,875 shares of common stock and 2,000 shares of common stock owned by Mr. Waters’ spouse. Excludes unvested options to purchase 178,125 shares of common stock.

(9) Includes vested options to purchase 131,250 shares of common stock and excludes unvested options to purchase 168,750 shares of common stock. Mr. Smith’s position as Executive Vice President – Chief Operating Officer, Authentidate Group was terminated in December, 2004.

(10) Includes vested options to purchase 201,667 shares of common stock and excludes unvested options to purchase 58,334 shares of common stock.

(11) Includes vested options to purchase 190,000 shares of common stock and excludes unvested options to purchase 50,000 shares of common stock.

(12) Includes vested options to purchase 35,000 shares of common stock and excludes unvested options to purchase 20,000 shares of common stock.

#   Based on 33,826,621 shares of common stock outstanding as of the Record Date.

*   Represents less than 1% of the issued and outstanding shares of common stock as of the date of this table.

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PROPOSAL I
ELECTION OF DIRECTORS

Our by-laws provide that the number of persons on the Board of Directors shall be between three and fifteen persons, as determined by the Board of Directors. The Board of Directors currently consists of seven members elected for a term of one year and until their successors are duly elected and qualified. Our Board of Directors determined to increase the size of our Board of Directors to nine members at a meeting of the Board held October 27, 2004.

At this year’s Annual Meeting, the Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated the eight persons listed below in the table captioned “Nominees” for election at the Annual Meeting to serve for a term of one year and until their successors are duly elected and qualified. All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election except for Mr. Roger O. Goldman and Mr. Ranjit C. Singh. Messrs. Goldman and Singh were recommended by our Nominating and Corporate Governance Committee and were introduced by an independent search firm we retained in order to assist us in finding qualified persons to serve on our Board. Mr. John T. Botti, currently our Chairman and our former Chief Executive Officer and President, has decided not to stand for reelection to the Board. The vacancy created by this event will not be filled at this Annual Meeting.

Mr. John J. Waters was initially appointed to our Board of Directors on July 8, 2004 as an independent director to fill the vacancy created by the departure of Mr. Harry J. Silverman. Mr. Silverman resigned from service on our Board in May 2004. Subsequently, our Board decided to employ Mr. Waters in an executive capacity. Mr. Waters, one of our nominees, currently serves as a member of Board of Directors and Executive Vice President – Chief Administrative Officer.

On October 27, 2004, we appointed Mr. Surendra Pai as a member of our Board of Directors and entered into an employment agreement with him, pursuant to which he agreed to serve as our Chief Executive Officer and President. His tenure as our Chief Executive Officer and President commenced November 15, 2004.

The affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

The following table sets forth certain information about our nominees for election to the Board of Directors and our current executive officers.

Nominees and Executive Officers

Name	Age	Office	Director Since

Surendra Pai	41	President, Chief Executive Officer and Director	2004

J. Edward Sheridan	65	Director	1992

Charles C. Johnston	66	Director	1997

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J. David Luce	41	Director	2003

F. Ross Johnson	72	Lead Director	2003

John J. Waters	59	Executive Vice President – Chief Administrative Officer and Director	2004

Roger O. Goldman	59	Nominee	New Nominee

Ranjit C. Singh	51	Nominee	New Nominee

Dennis H. Bunt	50	Chief Financial Officer	N/A

Senior Management

Name	Age	Office

Thomas M. Franceski	41	Vice President, Technology Products Group

Jan C. E. Wendenburg	43	President and Chief Executive Officer, Authentidate International, AG

Jeffrey S. Frankel	41	President, Trac Medical Solution, Inc.

All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no familial relationships between or among any of our officers or directors. Biographical information regarding the nominees for election as directors and our executive officers is included below.

Nominees

Surendra Pai. Mr. Pai joined our Board on October 27, 2004 and effective November 15, 2004, became our Chief Executive Officer and President of Authentidate Holding Corp.  Previously, Mr. Pai was the Chief Executive Officer of Enquera, Inc., a company he helped found to commercialize a high-speed data processing and analysis software platform for specialized applications in enterprise and scientific markets since April 2002. Prior to that, he was the President and Chief Executive Officer of MobileQ, Inc., a provider of mobility software for enterprises and carriers from March 2001 to October 2001. In addition, Mr. Pai was Director – New Ventures/Corporate Strategy at Lucent Technologies, Inc. from July 1996 to April 1998 and was the founder of Lucent Digital Radio, Inc. in May 1998 and served as its President and Chief Executive Officer from May 1998 to August 2000. Lucent Digital Radio merged into Ibiquity Digital Corp. in August 2000, where he served as Co-Chairman of the Board until April 2002. He has also served in various management roles with Digital Equipment Corporation and Booz-Allen & Hamilton. Mr. Pai received a B.Tech. degree from Indian Institute of Technology in New Delhi, India in 1984, a M.S. degree from the University of Massachusetts in 1986 and a M.B.A. from the Amos Tuck School of Business at Dartmouth College in 1992.

John J. Waters joined our Board of Directors on July 8, 2004. On July 19, 2004, Mr. Waters was appointed as our Executive Vice President – Chief Administrative Officer. From 1967 through 2001, Mr.

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Waters held various executive positions at Arthur Andersen LLP, including Partner in Charge-Entertainment Industry Program; Partner in Charge-Manufacturing Industry Program; and Partner in Charge (Audit) – Transaction Advisory Industry Program. From 2002 until joining our company, Mr. Waters provided consulting services for several private equity firms. Mr. Waters holds a Bachelor’s degree in Business Administration from Iona College and is a Certified Public Accountant in the State of New York, as well as a member of AICPA and New York State Society of CPA’s.

J. Edward Sheridan joined the Board of Directors in June, 1992. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President of Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm, Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College. Mr. Sheridan also serves as a director of Syntroleum Corporation.

Charles C. Johnston joined the Board of Directors in December, 1997. Mr. Johnston has been Chairman and Chief Executive Officer of J&C Resources, LLC since 1987 and has held a number of executive positions in other private companies during his business career. He received his Bachelor of Science degree in 1957 from Worcester Polytechnic Institute and serves as a trustee of Worcester Polytechnic Institute. He currently serves as a Director of McData Corporation, Internet Commerce Corp. and Visual Data Corp.

J. David Luce was elected to our Board of Directors at our February 10, 2003 Annual Meeting of Stockholders. Mr. Luce has been a Senior Vice President of Fixed Income Sales with Lehman Brothers since 1990. Prior to joining Lehman Brothers, Mr. Luce served as a Vice President, Fixed Income Sales, at Kidder Peabody. Mr. Luce also currently acts as a private investment banker raising venture and mezzanine capital. Mr. Luce also serves on the Board of Directors of Issimo Food Group, Inc. Mr. Luce graduated from Duke University in 1983 with a B.A. in Economics.

F. Ross Johnson joined our Board of Directors in December, 2003. Presently, Mr. Johnson is the Chairman and Chief Executive Officer of the RJM Group, a management advisory and investment firm. Mr. Johnson has held these positions since 1989. Mr. Johnson is also a member of the International Advisory Council of the Power Corporation of Canada, a position he has held for fifteen years. Mr. Johnson was the former Chairman of the Economic Club of New York and RJR/Nabisco, Inc. and has served on the Board of Directors of American Express, Inc. and Power Corporation of Canada.

Roger O. Goldman is a new nominee to our Board of Directors. Mr. Goldman currently serves as President of Ignite, Inc., a management consulting firm, a position he has held since 2000. Previously, Mr. Goldman was the President of Global Sourcing Services, LLC, from 1997 to 2000. Prior to that Mr. Goldman was Executive Vice President and Head of Community Banking at National Westminster Bancorp from 1991 to 1996 and held principal positions in other banking concerns, including with Citicorp from 1969 to 1983. Since 2000, Mr. Goldman has served as a member of the Board of Directors and Audit Committee of American Express Centurion Bank and on the Advisory Board of Cyota, Inc. and Apptera, Inc. From 2000 to 2002, Mr. Goldman served on the Board of Directors of Resources Bancshares Mortgage Group, Inc. and served as the Chairman of its Strategic Planning Committee and member of its Audit Committee. Mr. Goldman received a B.S. in 1966 from New York University and a J.D. in 1969 from the Washington College of Law at American University.

Ranjit C. Singh is a new nominee to our Board of Directors. Mr. Singh is currently the President and Chief Executive Officer of TechBooks, a position he has held since February 2003. From February

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2002 to February 2003, he has served as President and Chief Executive Officer of Reliacast Inc. Prior to that, he was President and Chief Operating Officer of ContentGuard, a spinoff of Xerox Corporation that is jointly owned with Microsoft. Before joining ContentGuard earlier in 2000, Mr. Singh worked for Xerox as a corporate Senior Vice President in various assignments related to software businesses. Mr. Singh joined Xerox in 1997, having come from Citibank where he was Vice President of Global Distributed Computing. Prior to that, he was a principal at two start-up companies and also held executive positions at Data General and Digital Equipment Corporation. Since December 2001, Mr. Singh has been the Chairman of the Board of Directors of Ultralife Batteries, Inc. and has been a director of Ultralife Batteries since August 2000. Mr. Singh graduated in 1974 from the University of Bath, U.K. and received a M.S. in 1975 from the University of Bath. Mr. Singh earned a M.B.A. from Worcester Polytechnic Institute in 1986.

Dennis H. Bunt has been our Chief Financial Officer since September 1992. Mr. Bunt has more than 27 years of financial management experience, primarily with high-technology companies, including Mechanical Technology, Inc. and General Electric. Mr. Bunt is a certified public accountant and worked for the Boston office of KPMG from 1976 to 1979. Mr. Bunt received his M.B.A. from Babson College in 1979 and received his B.S. in Accounting from Bentley College in 1976.

Senior Management

Thomas Franceski was a founder of DJS Marketing Group in 1993 and has served as DJS’ President and Chief Financial Officer since its acquisition by Authentidate Holding Corp. in 1996. Mr. Franceski also serves as our Vice President, Technology Products Group, which includes our DocSTAR and DJS businesses. Prior to joining DJS, Mr. Franceski served as Chief Financial Officer of Automated Dynamics Corp., a technology based company focused on materials science technologies where his responsibilities were capital acquisition and operations. Mr. Franceski holds a B.S. degree from LeMoyne College and began his career with KPMG in Albany, New York.

Jan C. Wendenburg has served as the President and Chief Executive Officer of Authentidate International AG since March 2000. In 1998 he joined the Windhorst-Group, a German information technology concern, as Managing Director and in 1999 was appointed as the Chief Operating Officer to the Executive Board of Directors at Windhorst New Technologies AG, an international incubator for technology and media companies. He previously was employed by IBM in various Sales and Marketing Management positions from 1985 through 1998. Mr. Wendenburg received a degree in Trade Management from the German Department of Commerce and completed coursework towards an M.B.A. at the Open School of Business in Brussels, Belgium.

Jeffrey S. Frankel is the President of Trac Medical Solutions, Inc. and was one of the founders of WebCMN, Inc. which later acquired Trac Medical, Inc. and was renamed Trac Medical Solutions, Inc. Mr. Frankel has held such positions since March 2002 and served as the Executive Vice President of WebCMN and Trac Medical Solutions from June 2001 to March 2002. Prior to founding WebCMN, Mr. Frankel was the Chief Operations Officer for Health Focus of New York, a regional home medical equipment supplier. At the same time he was also president of White’s Homecare, a Health Focus partner. Mr. Frankel has 15 years of healthcare industry experience including 5 years consulting with Ernst and Young. Mr. Frankel holds an M.B.A. from Union College in Health Systems Administration and received his B.S. in Business Administration in 1984 from the University of Buffalo.

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Meetings of the Board of Directors

During the fiscal year ended June 30, 2004, our Board of Directors met on 6 occasions and voted by unanimous written consent on 7 occasions. No member of the Board of Directors attended less than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all Committees of the Board of Directors. Our independent directors met in executive sessions on one occasion during the fiscal year ended June 30, 2004.

Committees of the Board of Directors; Independence

The Board of Directors presently has four committees: Audit, Management Resources and Compensation, Nominating and Corporate Governance and Executive. Our Board of Directors currently consists of seven individuals, four of whom are independent directors as defined in the Marketplace Rules of The Nasdaq Stock Market. In December 2003, we established a Finance and Strategic Planning Committee of our Board. Our Board of Directors determined to terminate this committee, however, subsequent to the closing of our private financing in February 2004. The members of this committee were John T. Botti, Charles C. Johnston and J. David Luce.

The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Pai, Mr. Waters and Mr. Botti is independent under the criteria established by the Nasdaq Stock Market for independent board members. In addition, the Board of Directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership. As Mr. Botti currently serves as our Chairman, the Board has selected Mr. F. Ross Johnson as its Lead Director, in accordance with our Corporate Governance Policies.

Audit Committee. The members of the Audit Committee are presently J. Edward Sheridan, F. Ross Johnson and J. David Luce. Mr. Sheridan serves as the Chairman of the Audit Committee. Each of these individuals are independent members of our Board of Directors. Mr. Luce was appointed to our Audit Committee to fill the vacancy created by the resignation of Harry J. Silverman from our Board of Directors in May 2004. Similarly, Mr. Sheridan was named the Chairman of the Audit Committee subsequent to Mr. Silverman’s departure. The Audit Committee acts to: (i) acquire a complete understanding of our audit functions; (ii) review with management the finances, financial condition and our interim financial statements; (iii) review with our independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors. Our Board of Directors has adopted a Restated and Amended Charter governing the activities of the Audit Committee, which was filed as an exhibit to our Definitive Proxy Statement dated December 31, 2003. During the fiscal year ended June 30, 2004, the Audit Committee met on 3 occasions.

Audit Committee Financial Expert

Our Board of Directors has determined that Audit Committee member J. Edward Sheridan is our audit committee financial expert as defined in Item 401(h) of Regulation S-K, and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

Management Resources and Compensation Committee. The members of the Management Resources and Compensation Committee are J. Edward Sheridan and F. Ross Johnson, who are both independent members of our Board of Directors. Mr. Sheridan serves as Chairman of this committee. Mr. Harry Silverman served on this committee from March 2004 until his resignation from the board in May 2004. The functions of this committee includes administration of our 2000 Employee Stock Option Plan, 1992 Employee Stock Option Plan and the negotiation and review of all employment agreements of

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our executive officers. During the fiscal year ended June 30, 2004, the Management Resources and Compensation Committee held 3 meetings and voted by unanimous written consent on 3 occasions.

Nominating and Corporate Governance Committee. We established our Nominating and Corporate Governance Committee in December 2003. Presently, the members of this committee are J. Edward Sheridan and F. Ross Johnson, who are both independent members of our Board of Directors. Mr. Johnson serves as the chairman of this committee. Mr. Harry Silverman served on this committee from March 2004 until his resignation from the board in May 2004. Our Board of Directors has adopted a charter governing the activities of the Nominating and Corporate Governance Committee, which may be viewed online on our Web site at www.authentidatehc.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include reviewing and recommending to the Board issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the company and its stockholders; and making recommendations regarding proposals submitted by stockholders. During the fiscal year ended June 30, 2004, the Nominating and Corporate Governance Committee held 4 meetings.

Executive Committee. The members of the Executive Committee are currently John T. Botti, Charles C. Johnston and J. David Luce. Mr. Botti serves as the Chairman of the Executive Committee. The Executive Committee has all of the powers of the Board of Directors except it may not; (i) amend the Certificate of Incorporation or Bylaws; (ii) enter into agreements to borrow money in excess of $250,000; (iii) to grant security interests to secure obligations of more than $250,000; (iv) authorize private placements or public offerings of our securities; (v) authorize the acquisition of any major assets or business or change our business; or (vi) authorize any employment agreements in excess of $75,000. The Executive Committee meets when actions must be approved in an expedient manner and a meeting of the Board of Directors cannot be convened. During Fiscal 2004, the Executive Committee did not deem it necessary to meet but voted by unanimous written consent on 3 occasions.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks between the members of our Management Resources and Compensation Committee and any other entity. At present, J. Edward Sheridan and F. Ross Johnson are the members of the Management Resources and Compensation committee. J. David Luce and Charles C. Johnston served on our Management Resources and Compensation Committee until March 2004. During the fiscal year ended June 30, 2004, none of the members of the Board’s compensation committee (a) was an officer or employee of AHC during the last fiscal year; (b) was formerly an officer of AHC or any of its subsidiaries; or (c) had any relationship with AHC requiring disclosure under Item 404 of Regulation S-K, except that Mr. J. David Luce, and an affiliate of Mr. Charles C. Johnston, participated in our private sale of debentures in May, 2003. These debentures were converted into shares of our common stock during the quarter ended December 31, 2004. Additional information pertaining to the interests of Mr. Luce and Mr. Johnston in these transactions is set forth later in this Proxy Statement under the caption “Certain Relationships and Related Transactions”.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section

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16(a) forms that they file. Based solely on review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to officers, directors and 10% stockholders were complied with during the 2004 fiscal year.

Code of Ethics

On July 31, 2003, our Board of Directors approved the Code of Ethics and Business Conduct for our company. Our Code of Ethics and Business Conduct covers all our employees and Directors, including our Chief Executive Officer and Chief Financial Officer. A copy of our Code of Ethics and Business Conduct was filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2003. We did not amend or waive any provisions of the Code of Ethics and Business Conduct during the year ended June 30, 2004.

Corporate Governance

We maintain a corporate governance page on our corporate website which includes important information about our corporate governance practices, including our Corporate Governance Policies, our Code of Business Conduct, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.authentidatehc.com, by clicking on “Investors.”

Corporate Governance Policies

Our Board has adopted corporate governance policies to provide for enhanced accountability to stockholders. The Board is elected by our stockholders to oversee the management and conduct of our business. The directors should exercise their business judgment in good faith and in what they reasonably believe to be our best interests. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board of Directors has adopted corporate governance policies;

•	A majority of the board members are independent within the meaning of the term “independent” under the Marketplace Rules of the Nasdaq Stock Market;

•	All members of our substantive board committees–the Audit Committee, the Management Resources and Compensation Committee, and the Nomination and Corporate Governance Committee–are independent;

•	In the event the Board elects to appoint the Chief Executive Officer as the Chairman of the Board, the Board shall also appoint an independent member of the Board to serve as “Lead Director,” who shall be responsible for coordinating the activities of the other independent directors and to perform various other duties.

•	The independent members of the Board of Directors meet regularly without the presence of other directors;

•	We have adopted a clear code of business conduct that is monitored by senior management and is affirmed by our employees;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

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•	Our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

•	We have adopted a code of ethics that applies to its principal executive officer and all members of our finance department, including the principal financial officer and principal accounting officer; and

•	The Board and its Committees have the right at any time to retain independent financial, legal or other advisors, and the company shall pay all expenses incurred in connection with such independent advisors.

Evaluation of Board Candidates and Stockholder Nominees

Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, concern for the long-term interests of the stockholders, whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Authentidate’s industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our company. Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nomination and Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

Authentidate’s policy with respect to stockholder nominees require that the Nominating and Corporate Governance Committee evaluate nominees recommended by stockholders in the same manner as it evaluates other nominees. The Nominating and Corporate Governance Committee’s policy is to consider suggestions for Board membership submitted by stockholders in accordance with the following. Stockholders may nominate qualified director candidates for consideration by delivering notice to our Corporate Secretary at our principal executive offices in accordance with the provisions of our Bylaws and the provisions set forth herein under the heading “Stockholder Proposals.” The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board.

The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election except for Mr. Roger O. Goldman and Mr. Ranjit Singh. Messrs. Goldman and Singh were recommended by our Nominating and Corporate Governance Committee and were introduced by an independent search firm we retained in order to assist us in finding qualified persons to serve on our

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Board. Messrs. Surendra Pai and John J. Waters were appointed to the Board during the current fiscal year and currently serve as executive officers. This Annual Meeting is the first opportunity for stockholders to consider their nominations.

Except in the event of unexpected or unusual circumstances, all directors are expected to be present at the Annual Meeting of Stockholders. During the Annual Meeting of Stockholders held on March 4, 2004, three of the seven directors were present.

Stockholders may contact the Board of Directors or a specified individual director by writing to the Secretary of the company at Authentidate Holding Corp., 2165 Technology Drive, Schenectady, New York 12308. Our corporate secretary will relay all such communications to the Board of Directors, or individual members, as appropriate.

Compensation of Directors

Prior to January 1, 2004, non-employee directors were compensated for their services during the last fiscal year in the amount of $5,000 annually. Under our Non-Executive Director Stock Option Plan, these directors also receive options to purchase 10,000 shares for each year of service on our Board of Directors, pro rata, based on the length of service during each year. These directors are also reimbursed for expenses incurred in order to attend meetings of the Board of Directors. Prior to the amendment of our Director Stock Option Plan, our non-executive directors also received 20,000 stock options upon being elected to the Board.

Effective January 1, 2004, non-executive directors are compensated as follows. Each non-executive director shall receive an annual retainer of $5,000. In addition, the Chairman of the Audit Committee will receive an additional fee of $2,500 per year and the other Audit Committee members will receive an additional fee of $500 per year. The chairs of the other committees of the Board will receive an additional annual fee of $1,500. Further, non-executive directors will receive $1,000 for each meeting of the board of directors attended in person and $500 for each meeting of the board of directors attended via conference call; $500 for each meeting of a committee of the board of directors attended in person and $250 for each meeting of a committee of the board of directors attended via conference call. Our non-executive directors will continue to receive options to purchase 10,000 shares for each year of service under the Non-Executive Director Stock Option Plan and are reimbursed for expenses incurred in order to attend meetings of the Board of Directors. Pursuant to our Non-Executive Director Stock Option Plan, as amended at our Annual Meeting of Stockholders held on March 4, 2004, non-executive directors will receive 40,000 stock options upon being elected to the Board and have the ability to purchase up to $100,000 of restricted shares of our common stock at a per share purchase price of 80% of the fair market value of our common stock during the initial twelve month period following their election to the Board.

Report of the Audit Committee

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter, as amended and restated on July 31, 2003, which was annexed as Exhibit A to our Proxy Statement dated December 31, 2003. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements in the Annual Report with management and Authentidate’s independent registered accounting firm;

•	reviewed with the company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting

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principles generally accepted in the United States of America, their judgments as to the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees (as amended)”;

•	discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board and reviewed the independence letter from the independent auditors required by Independence Standard Board Standard No. 1, “Independence Discussions with Audit Committees”; and

•	recommended to the Board of Directors of Authentidate that the audited financial statements be included in Authentidate’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the Commission.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By the Audit Committee of the Board of Directors of Authentidate Holding Corp.:

J. Edward Sheridan
J. David Luce
F. Ross Johnson.

Management Resources and Compensation Committee Report on Executive Compensation*

This report is submitted by the Management Resources and Compensation Committee of the Board of Directors of Authentidate Holding Corp. The Management Resources and Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and other executive officers, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Management Resources and Compensation Committee currently consists of Messrs. F. Ross Johnson and J. Edward Sheridan.

Overview and Philosophy.

AHC uses its compensation program to achieve the following objectives:

•	To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve AHC’s strategic objectives, as determined by the compensation committee;

•	To align the interest of officers with the success of AHC by linking compensation with AHC’s business objectives and performance;

•	To align the interest of officers with stockholders by including long-term equity incentives; and

•	To increase the long-term profitability of AHC and, accordingly, increase stockholder value.

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To meet these goals, the Management Resources and Compensation Committee has adopted an executive compensation program comprised of cash compensation in the form of base salary, bonus compensation and long-term incentive awards, generally in the form of options to purchase common stock. In addition, the compensation program includes various other benefits, including restricted stock awards, medical and insurance plans and AHC’s 401(k) Plan, which is generally available to all employees of AHC.

The Board and the Management Resources and Compensation Committee also believe that the compensation of the Chief Executive Officer and AHC’s other executive officers should be based to a substantial extent on AHC’s performance and adjusted, as appropriate, based on such executive officer’s performance against personal performance objectives. Generally, when establishing salaries, bonus levels and stock option awards for executive officers, the Management Resources and Compensation Committee considers: (a) the company’s financial performance during the past year and recent quarters, (b) the individual’s performance during the past year and recent quarters and (c) the salaries of executive officers in similar positions of companies of comparable size and capitalization and other companies within the software industry.

Compensation Components

The three major components of the company’s executive officer compensation are (a) base salary, (b) long-term, equity-based incentive awards and (c) bonus compensation.

Base Salary.

Compensation levels for each of AHC’s officers, including the Chief Executive Officer, are generally set within the range of salaries that the compensation committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Management Resources and Compensation Committee takes into account such factors as (i) AHC’s past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Management Resources and Compensation Committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to AHC’s long-term goals and strategies. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Management Resources and Compensation Committee in determining total compensation for each officer. Base salary levels for each of AHC’s officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer. Additionally, John T. Botti, our Chief Executive Officer during the 2004 fiscal year, Jan Wendenburg, the Chief Executive Officer of Authentidate International AG, and Dennis H. Bunt, our Chief Financial Officer have existing employment agreements, which set forth certain levels of base salary and bonus compensations. The salary earned by Mr. Peter R. Smith, our Executive Vice President – Chief Operating Officer, was established by an offer letter agreed to by Authentidate and Mr. Smith.

Based on the foregoing, during the fiscal year ended June 30, 2004, Mr. Botti received a base salary of $332,750, Mr. Bunt received a base salary of $149,909, and Mr. Wendenburg received a base salary of €246,000 (equivalent to approximately $292,962 using a current exchange rate), as set forth in their respective employment agreements. Mr. Smith received a base salary for the 2004 fiscal year of $250,000.

During the fiscal year ending June 30, 2005, we entered into employment agreements with Mr. Surendra Pai, our new President and Chief Executive Officer and Mr. John J. Waters, our Executive Vice

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President – Chief Administrative Officer. Information about the employment arrangements between our company and Messrs. Pai and Waters is described below under the caption “Employment, Severance and Change of Control Agreements.”

Equity Incentives.

The Management Resources and Compensation Committee believes that stock participation aligns officers’ interests with those of the stockholders. In addition, the Management Resources and Compensation Committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of AHC’s common stock. Our 2000 Employee Stock Option Plan (the “2000 Plan”), has been established to provide all our employees, including our executive officers, with an opportunity to share, along with our stockholders, in the long-term performance of AHC. Executives are eligible to receive stock options generally not more than once a year, giving them the right to purchase shares of our common stock in the future at a price equal to the fair market value at the date of grant. Unless the Board or the Management Resources and Compensation Committee determines otherwise, grants to all executives, including the Chief Executive Officer, are exercisable as to one-third of the underlying shares on the each of the first three anniversaries of the grant date. Annual grants to executives other than the Chief Executive Officer are approved by the Management Resources and Compensation Committee based upon recommendations made by the Chief Executive Officer based upon (1) the individual executive’s performance and (2) market data relating to option grants to individuals occupying similar positions at comparably situated companies.

In making stock option grants, the Management Resources and Compensation Committee considers general corporate performance, individual contributions to AHC’s financial, operational and strategic objectives, the Chief Executive Officer’s recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. With respect to the compensation determination for the fiscal year ended June 30, 2004, the Management Resources and Compensation Committee believes that the current stock ownership position of the executive officers was in large part sufficient to achieve the benefits intended by equity ownership. Based on the foregoing, during the fiscal year ended June 30, 2004, the Management Resources and Compensation Committee awarded stock options to our executive officers as follows: Mr. John T. Botti was granted 450,000 options, Mr. Peter R. Smith was granted 300,000 options, Mr. Dennis H. Bunt was granted 80,000 options and Mr. Thomas M. Franceski was granted 50,000 options.

The options awards granted to Mr. Botti were in connection with his entering into a new employment agreement with our company. These options are exercisable at fair market value on the date of grant and 150,000 were immediately vested, with the remainder vesting in equal amounts over a three year period. The option awards granted to Mr. Smith were in connection with his agreement with the terms of employment. These options are exercisable at fair market value on the date of grant and 75,000 were immediately vested, with the remainder vesting in equal amounts over a four year period. The options granted to Messrs. Bunt and Franceski were granted based upon a performance review conducted by the Management Resources and Compensation Committee. The options granted to Messrs. Bunt and Franceski are exercisable at fair market value on the date of grant and vest pro-rata over a three year period.

Other Benefits.

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AHC also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. AHC offers a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. AHC also maintains insurance and other benefit plans for its employees, including its executive officers. During the fiscal year ended June 30, 2004, the Management Resources and Compensation Committee awarded cash bonuses to Mr. Botti in the amount of $165,000, Mr. Smith in the amount of $25,000, Mr. Franceski, in the amount of $59,984 and Mr. Wendenburg in the amount of $12,500. Mr. Wendenburg was also granted a restricted stock award of 2,390 shares during the fiscal year ended June 30, 2004.

Chief Executive Officer Compensation.

In the fiscal year ended June 30, 2004, Mr. John T. Botti, Chief Executive Officer, earned a salary of $332,750 which represents an increase of approximately 8.9%over his base salary for the fiscal year ended June 30, 2003. This amount includes an adjustment for unpaid salary for the 2004 fiscal year which was paid in the first quarter of the 2005 fiscal year so that the actual salary paid to Mr. Botti is consistent with the terms of his employment agreement. During the fiscal year ended June 30, 2003, Mr. Botti received a base salary of $302,500, which was approximately 4.8% greater than his base salary from the prior year. The terms of Mr. Botti’s employment compensation for the fiscal year ended June 30, 2003 was governed by his employment agreement, which expired June 30, 2003. Mr. Botti’s salary for the year ended June 30, 2004 is determined primarily pursuant to his employment agreement which was effective July 2003. In addition, the employment agreement provides for the payment of certain bonuses based upon performance by AHC. Mr. Botti was awarded a cash bonus of $165,000 during the 2004 fiscal year, largely due to his efforts in connection with the consummation of the private financing in February 2004. The base salary is believed by the Management Resources and Compensation Committee to be consistent with the range of salary levels received by executives in a similar capacity in companies of comparable size. The stock option awards received by Mr. Botti during the fiscal year ended June 30, 2004 is as described above.

Tax Deductibility of Executive Compensation.

Section 162(m) of the Code limits the tax deduction to AHC to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Management Resources and Compensation Committee has considered these requirements and the regulations. It is the Management Resources and Compensation Committee’s present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The compensation committee believes that any compensation deductions attributable to options granted under the employee stock option plan currently qualify for an exception to the disallowance under Section 162(m). Future option grants to executive officers under each of the AHC employee stock option plans will be granted by the compensation committee.

By the Management Resources and Compensation Committee of the Board of Directors of Authentidate Holding Corp.:

F. Ross Johnson
J. Edward Sheridan

*The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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Vote Required

The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is required for the approval of the nominees for Directors. THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL I.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

The following table provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-K) compensation awarded to, earned by, or paid by Authentidate during the years ended June 30, 2004, 2003 and 2002 to each of the named executive officers.

SUMMARY COMPENSATION TABLE

Annual Compensation

							Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus	Other Annual Compensation		Restricted Stock Award(s)		No. of Securities Underlying Options/ SARs

John Botti Chairman, President and Chief Executive Officer	2004 2003 2002	$ 302,500 302,500 291,630	(1)	$ 165,000 0 0	$ 8,612 4,380 7,910	(1)	0 0 0	(2)	450,000 0 0

Dennis H. Bunt, Chief Financial Officer	2004 2003 2002	149,909 146,669 126,612		0 0 0	11,162 6,190 5,426	(3)	0 0 0	(4)	80,000 65,000 0

Thomas Franceski, Vice President	2004 2003 2002	168,461 158,462 146,231		55,326 59,984 19,197	9,576 9,376 11,634	(5)	0 0 0	(6)	50,000 0 100,000

Peter R. Smith Executive Vice President – Chief Operating Officer	2004	250,000	(7)	25,000	88	(8)	0		300,000

Jan C. Wendenburg, President – Authentidate International AG	2004	292,962	(9)	12,500	22,020	(10)	$ 37,810	(11)	0

_______________
(1) Includes: (i) for 2004, automobile expenses of $4,836, premium on life insurance of $176 and matching contributions to AHC’s 401(k) plan of $3,600; (ii) for 2003, automobile and expenses of $3,170, $1,304 for personal cell phone allowance and premiums on life insurance of $176; and (iii) for 2002, automobile and expenses of $2,985, $2,095 for a personal cell phone allowance, matching contributions to AHC’s 401(k) plan of $2,654 and payment of premium on term life insurance of $176. Mr. Botti’s salary for the 2004 fiscal year was retroactively adjusted by $69,342 during the first quarter of the 2005 fiscal year so that the salary paid for the 2004 fiscal year was consistent with the terms of his employment agreement.

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(2) No restricted stock awards were granted to Mr. Botti in fiscal 2004. Mr. Botti, however, owned 318,746 restricted shares of our common stock on June 30, 2004, the market value of which was $10.94 per share on such date, without giving effect to the diminution in value attributed to the restriction on such shares.

(3) Includes: (i) for 2004, automobile expenses of $6,271, premiums on life insurance of $176 and matching contributions to AHC’s 401(k) plan of $4,715; (ii) for 2003, automobile and expenses of $2,181, premiums on life insurance of $176 and matching contributions to AHC’s 401(k) plan of $3,883; and (iii) for 2002, premiums on a term life insurance policy of $176 and matching contributions to AHC’s 401(k) plan of $5,250.

(4) No restricted stock awards were granted to Mr. Bunt in fiscal 2004. Mr. Bunt, however, owned 883 restricted shares of our common stock on June 30, 2004, the market value of which was $10.94 per share on such date, without giving effect to the diminution in value attributed to the restriction on such shares.

(5) Includes (i) for 2004, automobile expenses of $6,000, premiums on life insurance of $176 and matching contributions to DJS’s 401(k) plan of $3,400; (ii) for 2003, automobile expenses of $6,000, matching contributions to DJS’ 401(k) plan of $3,200 and $176 in premiums on a term life insurance policy; and (iii) for 2002, automobile expenses of $6,000, matching contributions to DJS’s 401(k) plan of $5,458 and premiums on a term life insurance policy of $176.

(6) No restricted stock awards were granted to Mr. Franceski in fiscal 2004. Mr. Franceski, however, owned 13,042 restricted shares of our common stock on June 30, 2004, the market value of which was $10.94 per share on such date, without giving effect to the diminution in value attributed to the restriction on such shares.

(7) Mr. Smith joined Authentidate in November 2003. Amount shown in table is prorated from the date Mr. Smith commenced employment.

(8) Includes for 2004, premium on life insurance.

(9) Represents annual salary of €246,000 converted to U.S. dollars at an averaged exchange rate of 0.8397 over the fiscal year ended June 30, 2004.

(10) Includes for 2004, automobile and related-expenses of $22,020.

(11) Reflects grant of 2,390 restricted shares of common stock on February 23, 2004, based on a market value of a share of our common stock on such date of $15.82.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information with respect to the stock option grants made during Authentidate’s 2004 fiscal year under its 2000 Employees Stock Option Plan, as amended, to each named Executive Officer. Options granted have a term of five years measured from the grant date, subject to earlier termination in the event of the termination of optionee’s employment. Generally, options vest and become exercisable for 33.3% of the option shares at the end of one year of service after the grant date and become exercisable for the balance of the shares in equal annual installments over the next two years of service. However, the options granted to Mr. Botti and Mr. Smith include vesting and other terms different from as described in the previous sentence. These are explained below under the caption “Employment, Severance and Change of Control Agreements.” There is no assurance that the potential realizable values shown in this table, which are based on assumed annual rates of compounded stock price appreciation over the term of the options as required under the rules of the Securities and Exchange Commission, will be realized. Actual gains, if any, on option exercises are dependent on the future performance of Authentidate’s common stock and overall market conditions.

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Individual Grants

Name (a)	Number of Securities Underlying Option/SARs Granted (#) (b)	Percent of Total Option/ SARs Granted To Employees In Fiscal Year (c)	Exercise of Base Price (S/Sh) (d)	Expiration Date (c)	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
					5% ($) (f)	10% ($) (g)

John T. Botti	450,000	35.3%	$3.15	9/5/08	$391,629	$865,398
Peter R. Smith	300,000	23.5%	$13.95	11/17/08	$1,156,238	$2,554,984
Dennis H. Bunt	80,000	6.3%	$15.33	2/5/09	$338,832	$748,729
Thomas Franceski	50,000	3.9%	$5.11	9/29/08	$70,590	$155,985
Jan C. Wendenburg	0	N/A	N/A	N/A	N/A	N/A

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No Stock Appreciation Rights were granted to any of the named executive officers during the last fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table sets forth information concerning the exercise of options by each of the named Executive Officers during Authentidate’s 2004 fiscal year and the unexercised options held by them as of the end of the fiscal year. The value realized represents the difference between the aggregate closing price of the shares on the date of exercise less the aggregate exercise price paid. The value of unexercised in-the-money options is based on the closing price of our common stock on June 30, 2004 of $10.94 per share, minus the exercise price for the aggregate number of shares subject to the options. These values have not been, and may never be, realized.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options as of June 30, 2004 Exercisable/Unexercisable	Value of Unexercised In-the- Money Options at June 30, 2004 Exercisable/Unexercisable

John T. Botti	0	$0	1,484,668/300,000	$9,702,623/2,337,000
Peter R. Smith	0	$0	75,000/225,000	0/0
Dennis H. Bunt	26,000	$202,800	150,182/106,667	$911,107/225,069
Thomas Franceski	20,000	$191,100	185,000/50,000	$2,023,900/547,000
Jan C. Wendenburg(1)	60,000	$517,664	190,000/50,000	$1,623,700/320,000

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(1)	Represents shares acquired of exercise prior to Mr. Wendenburg’s appointment as an executive officer, which occurred in March 2004.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of June 30, 2004 including the 1992 Employee Stock Option Plan, as amended, the 1992 Non-Employee Director Stock Option Plan, as amended, the 2000 Employee Stock Option Plan, as amended, and the 2001 Non-Employee Director Stock Option Plan, as amended, Information concerning each of the aforementioned plans is set forth below following the caption “Stockholder Approved Option Plans.”

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a) (c)

Equity Compensation Plans Approved by Stockholders	4,565,569 (1)	$5.38	6,058,062 (2)
Equity Compensation Plans Not Approved by Stockholders	N/A	N/A	N/A
Total	4,565,569 (1)	$5.38	6,058,062 (2)

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1. Includes 879,075 options issued pursuant to our 1992 Employee Stock Option Plan, as amended; 50,000 options issued pursuant to our 1992 Director Stock Option Plan, as amended; 102,500 options issued pursuant to our 2001 Director Stock Option Plan, as amended; and 3,533,994 options issued pursuant to our 2000 Employee Stock Option Plan, as amended; but does not include 37,500 options issued pursuant to our 2001 Director Stock Option Plan on September 1, 2004.

2. Consists of 5,738,000 options available for issuance pursuant to our 2000 Employee Stock Option Plan, as amended, and assumes the issuance of 320,000 options pursuant to our 2001 Director Stock Option Plan, as amended, according to the following analysis. The 2001 Director Stock Option Plan does not provide for a cap on the aggregate number of options which may be granted thereunder. All option grants under the 2001 Director Stock Option Plan are non-discretionary; each non-employee director receives an option to purchase 10,000 shares of our common stock each September 1, pro rata, based on the length of such directors service during the preceding year. Accordingly, if the number and identity of our non-employee directors remains constant over the life of the 2001 Director Stock Option Plan, we would issue a total of 320,000 options to our non-employee directors under the 2001 Director Stock Option Plan, which number includes a total of 37,500 options issued on September 1, 2004 pursuant to the 2001 Director Stock Option Plan.

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Stock Option Plans

Employee Stock Option Plans

In March 2001, our stockholders approved the 2000 Employees Stock Option Plan (the “2000 Plan”) which provides for the grant of options to purchase up to 5,000,000 shares of our common stock. In July 2001, we filed a registration statement with the SEC to register the shares issuable upon exercise of the options granted or which may be granted under the 2000 Plan. Our stockholders were asked to adopt the 2000 Plan since there were no additional shares available for issuance under the 1992 Plan, the 1992 Plan was to expire in April 2002 and stockholder approval would have been required to increase the number of shares subject to the 1992 Plan. In March 2004, our stockholders approved an amendment to the 2000 Plan to increase the number of options which we can grant pursuant to the 2000 Plan to 10,000,000 shares. The purpose of the amendment was to ensure that we will have a sufficient reserve of common stock available under the 2000 Plan to provide our employees with the continuing opportunity to acquire a proprietary interest in our company.

In April 1992, we adopted the 1992 Employees Stock Option Plan (the “1992 Plan”) which provided for the grant of options to purchase up to 600,000 shares of our common stock. On January 26, 1995, our stockholders approved an amendment to the 1992 Plan to increase the number of shares of common stock available under the 1992 Plan to 3,000,000 shares.

Under the terms of the 2000 Plan and the 1992 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422 of the Code, or options which do not so qualify (“Non-ISOs”). As of June 30, 2004, there were outstanding an aggregate of 3,533,994 options under the 2000 Plan and 879,075 options under the 1992 Plan, with exercise prices ranging from $0.01 to $9.125.

The 2000 Plan and the 1992 Plan are administered by the Management Resources and Compensation Committee designated by our Board of Directors. This committee has the discretion to:

•	determine the eligible employees to whom, and the times and the price at which, options will be granted;
•	whether such options shall be ISOs or Non-ISOs;
•	the periods during which each option will be exercisable; and
•	the number of shares subject to each option.

The Board or Committee shall have full authority to interpret the 2000 Plan and 1992 Plan and to establish and amend rules and regulations relating thereto.

Under both the 2000 Plan and the 1992 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the 2000 Plan and the1992 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISOs options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The “fair market value” will be the closing NASDAQ bid price, or if our common stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of our common stock, or if the common stock is not quoted by any of the above, by the Board of Directors acting in good faith.

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Previously, the Management Resources and Compensation Committee was authorized to grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option. In light of the passage of the Sarbanes-Oxley Act of 2002, the committee will no longer undertake any such actions. In the past, no loans were given or guaranteed to employees to pay taxes in connection with the exercise of options granted pursuant to our employee stock option plans.

Non-Executive Director Stock Option Plans

In January, 2002, our stockholders approved the 2001 Non-Executive Director Stock Option Plan. Options are granted under the 2001 Director Plan until December, 2011 to (i) non-executive directors as defined and (ii) members of any advisory board we may establish who are not full-time employees of us or any of our subsidiaries. Our stockholders were asked to adopt the 2001 Director Plan since the 1992 Non-Executive Director Stock Option Plan, as amended, was to expire in April 2002. The 1992 Director Plan was approved by our stockholders in May, 1992. With the approval of the stockholders, the 1992 Director Plan was amended in December, 1997. Similar to the 1992 Director Plan, under the 2001 Director Plan, each non-executive director will automatically be granted an option to purchase 20,000 shares upon joining the Board and an option to purchase 10,000 shares each September 1st thereafter. Unlike the 1992 Director Plan, however, the 2001 Director Plan provides that the annual non-discretionary grant of options is to be on a pro rata basis, based on the time the director has served during the previous year. The 1992 Director Plan only provided for a blanket grant of 10,000 options per year. The term non-executive director refers to those of our directors who is not otherwise a full-time employee of AHC or any subsidiary. In addition, each eligible member of an advisory board will receive, upon joining the advisory board, and on each anniversary of the effective date of his appointment, an option to purchase 5,000 shares of our common stock.

In March 2004, our stockholders approved two amendments to the 2001 Director Plan. First, stockholders approved an amendment to the 2001 Director Plan to increase the size of the option awards to eligible directors upon being initially elected or appointed to the Board to 40,000 options. Second, stockholders approved an amendment to the 2001 Director Plan to provide that non-executive directors, upon joining the Board and for a period of one year thereafter, will be entitled to purchase restricted stock from us at a price equal to 80% of the closing price on the date of purchase up to an aggregate purchase price of $100,000.

There is no aggregate cap on the number of options which may be granted under the 2001 Director Plan. This provides us with greater flexibility in expanding the Board of Directors without having to obtain stockholder approval for additional shares under the 2001 Director Plan. Since the amount, timing and terms of options granted under the 2001 Director Plan are non-discretionary, the imposition of a cap on the number of options which may be granted under the 2001 Director Plan would only serve to increase the burden of administering the 2001 Director Plan.

As of June 30, 2004, there are outstanding 50,000 options under the 1992 Director Plan and 102,500 options have been granted under the 2001 Director Plan. The options outstanding have exercise prices ranging from $0.84 to $10.58. On September 1, 2004, we granted an aggregate of 37,500 options to our non-employee directors pursuant to the 2001 Director Plan. These options have an exercise price of $7.15 per share.

The exercise price for options granted under the both the 2001 and 1992 Director Plans is 100% of the fair market value of the common stock on the date of grant. The “fair market value” is the closing price of our common stock as reported by NASDAQ. The exercise price of options granted under the 2001 Director Plan must be paid at the time of exercise in cash. Under the 1992 Director Plan, grantees

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had the option of paying the exercise price either in cash or by delivery of shares of our common stock or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner, expires five years from the date of grant. The 2001 and 1992 Director Plans must be administered by either our full Board of Directors or a committee of the Board consisting of not less than two officers who are not entitled to participate in the Director Plan. The administrator has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the administrator will make all determinations of the interpretation of the 2001 and 1992 Director Plans. Options granted under the 2001 and 1992 Director Plans are not qualified for incentive stock option treatment.

Employment, Severance and Change of Control Agreements

Surendra Pai

Mr. Pai, our new President and Chief Executive Officer entered into a two year employment agreement with Authentidate, dated October 27, 2004 and effective November 15, 2004. The following is a summary of Mr. Pai’s employment agreement.

•	Annual base salary of $350,000.

•	Annual bonus potential of up to 50% of base salary, in the discretion of the Board, or if the Board so designates, the Management Resources and Compensation Committee of the Board based on the annual performance of the Company, except that the bonus for the first year of employment is guaranteed.

•	Grant of options to purchase 400,000 shares of our common stock at an exercise price of $6.58, which was equal to the closing price of Authentidate’s common stock on the date of grant. The options shall vest as follows: 100,000 shares shall vest on the date of grant and the balance of 300,000 options shall vest monthly, as long as Mr. Pai continues to be an employee of the Company, at the rate of 12,500 per month.

•	In the event of the termination of Mr. Pai’s employment by us without “cause” or by Mr. Pai for “good reason,” as those terms are defined in Mr. Pai’s employment agreement, he would be entitled to: (a) all compensation accrued but not paid as of the termination date; (b) the greater of (i) his base salary to the termination date or (ii) a severance payment equal to twelve months of his base salary in effect as of the termination date, or if greater, his base salary in effect within 90 days of the termination date; and (c) continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment.

•	If Mr. Pai’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any further compensation or benefits other than his accrued and unpaid compensation.

•	With respect to the options granted to Mr. Pai, in the event Mr. Pai’s employment is terminated by Authentidate without “cause” or by Mr. Pai for “good reason,” then all options granted to Mr. Pai pursuant to the employment agreement shall become immediately become fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option as if Mr. Pai remained employed by Authentidate. In the event Mr. Pai’s employment is terminated by Authentidate for “cause,” then all options granted and

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not exercised as of the termination date shall terminate immediately and be null and void. Finally, in the event that Mr. Pai terminates his employment with us other than for “good reason,” then the options, to the extend vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Pai incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code, provided that the event which caused the imposition of the excise tax is either (i) a change of control (as defined in Mr. Pai’s Employment Agreement) that is a sale or merger of the Company for a valuation of at least $13.75 per share; (ii) a transaction approved by the Board; or (iii) a change of control as otherwise defined in Mr. Pai’s Employment Agreement.

John T. Botti

As of July, 2003, we entered into a new three year employment agreement with Mr. John T. Botti, then our Chief Executive Officer, which is scheduled to expire on June 30, 2006. This agreement automatically renewed for one additional year according to its terms. The agreement provides for:

•	Base salary of $332,750 in the first year of the agreement and on each January 1 thereafter during the term of this Agreement or the severance period, the base salary shall be automatically increased by an amount equal to l0% of the base salary for the previous l2 month period.

•	Annual bonus potential of up to 50% of base salary, in the discretion of the Board, or if the Board so designates, the Compensation Committee of the Board based on the annual performance of the Company.

•	Grant of options to purchase 450,000 shares of our common stock at an exercise price of $3.15, which was equal to the closing price of Authentidate’s common stock on the date of grant. The options shall vest as follows: 150,000 shares shall vest on the date of grant and the balance of 300,000 options shall vest equal amounts of 100,000 annually thereafter, as long as Mr. Botti continues to be an employee of the Company.

•	In the event of the termination of Mr. Bottii’s employment by us without “cause” or by Mr. Botti for “good reason,” as those terms are defined in his employment agreement, he would be entitled to: (a) all compensation accrued but not paid as of the termination date; (b) the greater of (i) his base salary to the termination date or (ii) a severance payment equal twenty-four months of his base salary, including any regularly scheduled increases in the base salary; and (c) continued participation in our benefit plans (or comparable plans) until either the natural expiration of the agreement or the end of the month in which the final severance installment is paid.

•	If Mr. Botti’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any further compensation or benefits other than his accrued and unpaid compensation.

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•	With respect to the options granted to Mr. Botti, in the event Mr. Botti’s employment is terminated by Authentidate without “cause” or by Mr. Botti for “good reason,” then all options granted to him pursuant to the employment agreement shall become immediately become fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option as if Mr. Botti remained employed by Authentidate. In the event Mr. Botti’s employment is terminated by Authentidate for “cause,” then all options granted and not exercised as of the termination date shall terminate immediately and be null and void. Finally, in the event that Mr. Botti terminates his employment with us other than for “good reason,” then the options, to the extend vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.

•	In the event Mr. Botti’s employment is terminated in connection with or following a change of control of our company, Mr. Botti will also be entitled to a payment equal to three times his five year average annual compensation, plus a tax gross up provision in the event the change of control is a sale or merger where our company is valued at $100,000,000 or more.

John J. Waters

On September 20, 2004, we entered into a two year employment agreement with John J. Waters, our Executive Vice President – Chief Administrative Officer and a director. The agreement is effective as of August 6, 2004 and provides for the following terms.

•	Annual base salary of $275,000.

•	Annual bonus potential of up to 50% of base salary, in the discretion of the Board, or if the Board so designates, the Management Resources and Compensation Committee of the Board based on the annual performance of the company, except that the bonus for the first year of employment is guaranteed.

•	Grant of options to purchase 300,000 shares of the common stock of Authentidate at an exercise price of $5.85, which was equal to the closing price of Authentidate’s common stock on the date of grant. The options are subject to vesting requirements as follows: 75,000 options vested on the date of grant, 18,750 vested on the one-month anniversary of the date of grant and the remainder shall vest in equal amounts of 9,375 on a monthly basis over the balance of the initial term of the Agreement.

•	In the event of the termination of Mr. Waters’ employment by us without “cause” or by Mr. Waters for “good reason,” as those terms are defined in his employment agreement, he would be entitled to: (a) all compensation accrued but not paid as of the termination date; (b) the greater of (i) his base salary to the termination date or (ii) a severance payment equal to six months of his base salary in effect as of the termination date, or if greater, his base salary in effect within 90 days of the termination date; and (c) continued participation in our benefit plans (or comparable plans) for the longer off the natural expiration of the agreement or the end of the month of the six-month anniversary of the termination of his employment.

•	If Mr. Waters’ employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any further compensation or benefits other than his accrued and unpaid compensation.

•	With respect to the options granted to Mr. Waters, in the event his employment is terminated by Authentidate without “cause” or by

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Authentidate without “cause” or by Mr. Waters for “good reason,” then all options granted to him pursuant to the employment agreement shall become immediately become fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option as if Mr. Waters remained employed by Authentidate. In the event Mr. Waters’ employment is terminated by Authentidate for “cause,” then all options granted and not exercised as of the termination date shall terminate immediately and be null and void. Finally, in the event that Mr. Waters terminates his employment with us other than for “good reason,” then the options, to the extend vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.

•	In the event Mr. Waters’ employment is terminated in connection with or following a change of control of our company, Mr. Waters will also be entitled to a payment including accrued compensation, continuation of benefits and the severance payment, plus a tax gross-up provision in the event the change of control is a sale or merger of the Company for a valuation of at least $100,000,000.

Peter R. Smith

In November 2003, we retained Peter R. Smith to serve as our Chief Operating Officer, on an at-will basis, upon the following terms:

•	Initial base salary of $250,000. Subsequent to the end of the 2004 fiscal year, the Management Resources and Compensation Committee agreed to increase his base salary by $50,000.

•	Bonus of up to $75,000 per year based upon the achievement of certain milestones. Bonus for first quarter of $12,500 guaranteed.

•	Grant of options to purchase 300,000 shares of common stock under our 2000 Employees Stock Option Plan, at an exercise price of $13.95, which was equal to the closing price of Authentidate common stock on the date of grant. The options are subject to vesting requirements, with 75,000 options vesting immediately and the balance vesting over a four year period.

•	Severance payment equal to six months of base salary in the event his employment is terminated or not renewed without cause, as defined in the letter. Subsequent to the end of the 2004 fiscal year, the Management Resources and Compensation Committee agreed to revise the terms of his severance payment to provide for a severance payment of up to twelve months of his then-current base salary, under certain circumstances.

•	Travel and lodging expenses for a period of six months and reasonable relocation fee.

Dennis H. Bunt

In October 2000, we entered into an employment agreement with our Chief Financial Officer which provides:

•	Annual salary of $100,000 increasing to $110,000 on January 1, 2001.

•	Annual increases every October to be determined by the Management Resources and Compensation Committee of the Board of Directors.

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•	Eligibility for annual bonuses at the discretion of the Compensation Committee of the Board of Directors.

•	Severance agreement equal to twelve months salary.

•	Grant of Authentidate, Inc. stock options equal to 1.25% of the outstanding stock, convertible into AHC stock options upon the approval of such conversion by our stockholders, which occurred in March 2001.

Jan Wendenburg

In March 2002, Authentidate International, AG entered into a three-year employment agreement with its Chief Executive Officer, Mr. Jan Wendenburg. The agreement provides for:

•	Base salary of €231,000 with annual increases of 5%.

•	Bonus of up to 50% of the base salary in the event Authentidate International achieves the operating targets approved by AHC’s Board of Directors.

•	Severance payment not to exceed 18 months of base salary or until he obtains alternative employment.

•	Grant of 184,000 stock options vesting over three years at an exercise price of $4.54 per share.

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Stockholder Return Performance Presentation*

Set forth below is a line graph comparing the total cumulative return on Authentidate’s common stock and the Nasdaq Composite Index and the Nasdaq Computer Index (assuming reinvestment of dividends). Authentidate’s common stock is listed for trading in the Nasdaq National Market under the trading symbol ADAT.

Listed below is the value of a $10,000 investment at each of our last 5 year ends:

CUMULATIVE TOTAL STOCKHOLDER RETURN

Date	AHC	Nasdaq Composite Index	Nasdaq Computer Index

6/30/99	$10,000	$10,000	$10,000
6/30/00	$58,750	$14,765	$16,908
6/30/01	$45,000	$8,043	$7,817
6/30/02	$33,100	$5,447	$4,919
6/30/03	$35,110	$6,041	$5,381
6/30/04	$109,400	$7,624	$6,703

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Footnotes:

(1) Assumes $10,000 was invested at June 30, 2000 in AHC and each Index presented.

(2) The comparison indices were chosen in good faith by management. Most of our peers are divisions of large multi-national companies, therefore a comparison is not meaningful. In addition, we are involved in three distinct businesses: document imaging software, authentidation/security software and computer systems integration, for which there is no peer comparison. Therefore, in addition to the Nasdaq Composite Index, we have chosen the NASDAQ Computer and Data Processing Index, which is primarily comprised of software companies.

*This presentation shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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Indemnification of Directors and Officers

The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

The By-Laws of Authentidate provide for indemnification of officers and directors of Authentidate to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of Authentidate, providing such officer’s or director’s acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

In accordance with Delaware law, Authentidate’s Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director’s fiduciary duty of loyalty to Authentidate or to its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither Authentidate nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Authentidate pursuant to the foregoing provisions, Authentidate has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Certain Relationships and Related Transactions

Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our common stock.

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On February 4, 2004, Authentidate Holding Corp. completed concurrent private placements of an aggregate of 5,360,370 shares of its common stock to certain institutional and accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D, promulgated thereunder. Authentidate raised a total of $73,705,087 from its sale of these shares of common stock. The per share purchase price was $13.75. Authentidate is using the net proceeds of approximately $69.1 million primarily to strengthen its balance sheet and for sales, operational and general corporate purposes. Prior to entering into the Securities Purchase Agreements with the investors, Authentidate had only 4,489,402 shares available for issuance, on a fully-diluted basis. In order to close on the full amount of the shares of common stock for which subscriptions were accepted, John T. Botti, our Chairman and at the time, our Chief Executive Officer, agreed not to exercise up to 1,000,000 of his employee stock options.

Mr. Botti’s agreement not to exercise certain options provided that his restriction will expire upon the stockholders of Authentidate approving an amendment to its Certificate of Incorporation to increase the number of authorized shares of common stock. Our stockholders approved this amendment at our Annual Meeting which was held on March 4, 2004 and this restriction expired on such date.

During the 2002 fiscal year we entered into certain loan and security arrangements involving Mr. John T. Botti, our Chairman and at that time, our Chief Executive Officer, principally relating to certain obligations to financial institutions secured by Mr. Botti’s stock in AHC. We initially established these arrangements in 2001, and have agreed to certain modifications in February, 2002, as described below. These loan arrangements were repaid during the fiscal year ended June 30, 2003.

In January, 2001, we made a loan of $317,000 to Mr. Botti so as to enable him to avoid a margin call on the shares of AHC common stock owned by him that were held in a brokerage account as the Board of Directors believed that failing to do so would have a material adverse impact on the market price of its stock (the “2001 Loan”). The 2001 Loan was collateralized by a lien on all of the shares of AHC owned by Mr. Botti, as well as shares issuable to Mr. Botti upon the exercise of stock options granted to him. As of February 14, 2002, we agreed to loan an additional amount of $203,159.07 to Mr. Botti, which loan was also collateralized by a lien on all of shares of AHC owned by Mr. Botti or issuable to him (the “2002 Loan”). The 2001 Loan earned interest at the rate of 9% per annum and was due on January 5, 2003. The 2002 Loan earned interest at the rate of 6% per annum and was being repaid in bi-weekly installments of $5,000. In connection with the transactions described above, Mr. Botti pledged to us the shares of AHC stock currently owned by him or that he may later acquire upon the exercise of options. AHC’s interest was perfected as to 409,341 shares of common stock of AHC then owned (beneficially and of record) by Mr. Botti and options to purchase 1,334,668 shares of common stock of AHC then owned by him. The pledge additionally extended to any proceeds realized by Mr. Botti from the sale of the pledged securities.

In June 2003, these loans were paid in full in connection with the sale to us by Mr. Botti of the 100 shares of Series A Preferred Stock then owned by him. We agreed to pay Mr. Botti the amount of $850,000 for such shares. The shares of Series A Preferred Stock had been appraised at $1,100,000 by an independent nationally recognized appraisal and valuation firm. Payment terms were as follows: $70,000 in cash was paid at closing, $485,000 was offset against the 2002 Loan and 2001 Loan and the balance was to be paid to Mr. Botti in monthly installments of $15,000, without interest, which payments commenced in July, 2003. In July 2004, our Board of Directors elected to repay the remaining balance of this note in full.

On May 29, 2003, we completed the sale of a private financing in the amount of $2,725,300 of our securities to certain investors pursuant to Section 4(2) of the Securities Act of 1933, as amended and Regulation D, promulgated thereunder. In the transaction, we sold $2,725,300 of convertible debentures

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and warrants to purchase an aggregate of 419,279 shares of common stock. Mr. J. David Luce, who serves as a non-executive member of our Board of Directors participated in this financing and purchased $250,000 aggregate principal amount of convertible debentures and received 38,462 common stock purchase warrants. Further, J&C Resources, LLC, an entity affiliated with Mr. Charles C. Johnston, who also serves as a non-executive member of our Board of Directors, purchased $250,000 aggregate principal amount of convertible debentures and received 38,462 common stock purchase warrants in this financing. During the fiscal quarter ended December 31, 2003, we required the holders of all the debentures issued in these transactions to convert such securities into shares of our common stock. Accordingly, each of the debentures held by Mr. Luce and J&C Resources LLC were converted into 96,154 shares of common stock.

For information concerning employment agreements with, and compensation of, our executive officers and directors, see the disclosure in the section of this Proxy Statement captioned “Employment, Severance and Change of Control Agreements.”

OTHER BUSINESS

As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Bylaw Provisions. In accordance with our Bylaws, a stockholder who desires to present a proposal for consideration at next year’s annual meeting must submit the proposal no later than the close of business on October 22, 2005. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares beneficially owned by the stockholder and a description of any material interest that the stockholder may have in the proposal. Proposals should be addressed to Corporate Secretary, Authentidate Holding Corp., 2165 Technology Drive, Schenectady, New York 12308.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the Bylaw provisions, a stockholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on August 19, 2005.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on November 2, 2005 and advises stockholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on November 2, 2005.

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ADDITIONAL INFORMATION

A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED JUNE 30, 2004 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO DENNIS H. BUNT, CHIEF FINANCIAL OFFICER, AUTHENTIDATE HOLDING CORP., 2165 TECHNOLOGY DRIVE, SCHENECTADY, NY 12308. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of Authentidate entitled to vote at the Annual Meeting of Stockholders. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., as well as the regional offices of the SEC located at 233 Broadway, New York, New York. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors

Victor J. DiGioia, Secretary

December 17, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

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AUTHENTIDATE HOLDING CORP.

Voting by telephone or Internet is quick, easy and immediate. As a stockholder of Authentidate Holding Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on January 19, 2005.

To Vote Your Proxy by Internet
www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone
1 (800) 293-8533
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:	FOR	WITHHOLD AUTHORITY	2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
1.	ELECTION OF DIRECTORS: (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

	(01) Surendra Pai, (02) J. Edward Sheridan, (03) Charles C. Johnston, (04) J. David Luce, (05) F. Ross Johnson, (06) John J. Waters, (07) Roger O. Goldman and (08) Ranjit C. Singh

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature ______________________________________ Signature ________________________ Date _____________
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

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FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AUTHENTIDATE HOLDING CORP.

The undersigned appoints Surendra Pai and John J. Waters and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Authentidate Holding Corp. held of record by the undersigned at the close of business on December 13, 2004 at the Annual Meeting of Stockholders of Authentidate Holding Corp. to be held on January 20, 2005 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)